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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the inclusion in this registration statement on Form S-1 of our report dated March 18, 1999, on our audits of the financial statements of Network Access Solutions Corporation. We also consent to the references to our firm under the captions "Experts," "Summary Financial And Other Data," and "Selected Financial And Other Data."

/s/ PricewaterhouseCoopers, LLP
--------------------------------

McLean, Virginia
March 18, 1999